UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

(301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Preferred Stock Under Small Business Lending Fund.  On September 22, 2011, Tri-County Financial Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”), pursuant to which the Company issued 20,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total purchase price of $20,000,000.  The Purchase Agreement was entered into, and the Series C Preferred Stock was issued, pursuant to the Small Business Lending Fund program, a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Series C Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the Series C Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending”  or “QSBL” (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary Community Bank of Tri-County (the “Bank”). Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at one percent (1%).  For the second through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank’s level of QSBL.  If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than 10%, then the dividend rate payable on the Series C Preferred Stock would increase.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one half years from issuance, the dividend rate will increase to 9%.  In addition, beginning on January 1, 2014, and on all Series C Preferred Stock dividend payment dates thereafter ending on April 1, 2016, the Company will be required to pay to the Secretary, on each share of Series C Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the liquidation amount per share of Series C Preferred Stock.

The Series C Preferred Stock is non-voting, except in limited circumstances.  If the Company misses five dividend payments, whether or not consecutive, the holder of the Series C Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.

The Series C Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series C Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series C Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement.  The Series C Preferred Stock is not subject to any contractual restrictions on transfer.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein. A copy of the Amended and Restated Articles Supplementary for the Series C Preferred Stock is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Redemption of Series A and B Preferred Stock.  On September 22, 2011, the Company entered into and consummated a letter agreement (the “Repurchase Letter”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company redeemed, out of the proceeds of the issuance of the Series C Preferred Stock, all 15,540 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “Series A Preferred Stock”), for a redemption price of $15,619,858.33, including accrued but unpaid dividends to the date of redemption and all 777 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (the “Series B Preferred Stock”), for a redemption price of $784,187.25, including accrued but unpaid dividends to the date of redemption.

A copy of the Repurchase Letter is included as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock Under Small Business Lending Fund” is incorporated by reference under this Item.

Item 3.03             Material Modification of Rights of Security Holders.

The terms of the Series C Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the Series C Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series C Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series C Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series C Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series C Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Articles Supplementary relating to the Series C Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning with the eleventh dividend period, by 10% for each one percent increase in QSBL over the baseline level.

In connection with the Company’s participation in the Treasury’s Troubled Asset Relief Program (the “TARP”) Capital Purchase Program, Michael L. Middleton, Gregory C. Cockerham and William J. Pasenelli each entered into a letter agreement, dated December 19, 2008, that provided that (a) any severance payments made to them will be reduced, as necessary, so as to comply with the requirements of the TARP Capital Purchase Program and (b) any bonus and incentive compensation paid to the them is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.  In connection with the redemption of the Series A Preferred Stock and the Series B Preferred Stock, the Company entered into a letter agreement with each of Messrs. Middleton, Cockerham and Pasenelli acknowledging that the restrictions on such individuals imposed through participation in the TARP Capital Purchase Program were no longer applicable and rescinding the letter agreement dated December 19, 2008.

A copy of the letter agreement is included as Exhibit 10.3 hereto and incorporated by reference herein.

Item 5.03             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2011, the Company filed Amended and Restated Articles Supplementary to the Company’s Articles of Incorporation with the Maryland Department of Assessments and Taxation to designate the terms, preferences, limitations and relative rights of the Series C Preferred Stock.

Item 8.01             Other Events.

On September 23, 2011, the Company issued a press release regarding the issuance of the Series C Preferred Stock and the repurchase of the Series A Preferred Stock and Series B Preferred Stock.

Item 9.01      Financial Statements and Exhibits.

      (d)           Exhibits

Number	Description

3.1	Amended and Restated Articles Supplementary to the Articles of Incorporation of the Company for the Series C Preferred Stock

10.1	Securities Purchase Agreement, dated September 22, 2011, between the Company and the Secretary of the Treasury with respect to the Series C Preferred Stock

10.2	Repurchase Letter, dated September 22, 2011, between the Company and the United States Department of the Treasury, with respect to the Series A Preferred Stock and Series B Preferred Stock

10.3	Form of Letter Agreement, dated September 22, 2011, between Tri-County Financial Corporation and each of Michael L. Middleton, Gregory C. Cockerham and William J. Pasenelli

99.1	Press Release dated September 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-COUNTY FINANCIAL CORPORATION

Dated: September 23, 2011	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer